UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34600

Delaware	26-2593535
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

919-855-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth in Item 3.02 of this Current Report on Form 8-K/A is incorporated by reference in this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 3.02 of this Current Report on Form 8-K/A is incorporated by reference in this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

On June 16, 2011, Oxygen Biotherapeutics, Inc. (the "Company") entered into a Convertible Note and Warrant Purchase Agreement (the "Original Purchase Agreement") with JP SPC 3 obo OXBT FUND, SP (the "Original Purchaser") for the issuance and sale in a private placement of an aggregate $4.6 million in subordinated convertible promissory notes (the "Notes") and warrants (the "Warrants"). Mr. Gregory Pepin, a director of the Company, is the investment manager of the Original Purchaser. On June 29, 2011, the Company increased the offering by approximately $0.3 million (the "Offering Increase"), for a total offering size of approximately $4.9 million (the "Offering"). The Offering Increase was made pursuant to the terms of a Convertible Note and Warrant Purchase Agreement, dated June 29, 2011 (the "Additional Purchase Agreement"), between the Company and Empery Asset Master, LTD (the "Additional Purchaser"), which provided that the Company would issue and sell to the Additional Purchaser a Note with a principal amount of approximately $0.3 million and Warrants to purchase an aggregate of 133,038 shares of the Company's common stock, par value $0.0001 per share. The closing under the Additional Purchase Agreement occurred on June 29, 2011, and the closing under the Original Purchase Agreement occurred on July 1, 2011.

The Offering was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. The aggregate gross proceeds to the Company from the Offering were approximately $4.9 million, excluding any proceeds from the exercise of any Warrants, and the aggregate placement agent fees were approximately $297,000.

Summaries of the terms of the Notes, Warrants and Original Purchase Agreement were included in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 22, 2011, and are incorporated herein by reference. Such summaries, and the foregoing summary of the Additional Purchase Agreement, do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached hereto, which are incorporated herein by reference.

Item 8.01.    Other Events

On July 1, 2011, the Company issued a press release announcing the closing of the Offering described above under Item 3.02 of this Current Report on Form 8-K/A. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits

EXHIBIT No.        DESCRIPTION

        4.1        Form of Convertible Note (included in Exhibit 10.1)

        4.2        Form of Warrant (included in Exhibit 10.1)
        10.1        Form of Convertible Note and Warrant Purchase Agreement
        99.1        Press release dated July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: July 01, 2011	By:	/s/ Chris Stern
Chris Stern
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Convertible Note and Warrant Purchase Agreement
EX-99.1	Press Release Dated July 1, 2011